UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Name of Registrant as Specified in its charter)

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KBS REIT II MEETING HAS BEEN ADJOURNED YOUR VOTE IS NEEDED TODAY KBS REAL ESTATE INVESTMENT TRUST II, INC 2020 Annual Meeting Adjourned to April 3, 2020 Vote Now!

As an investor in this security, you have the right to vote on important issues.	Ways to Vote
Make your voice heard now!	Go to ProxyVote.com
Vote Common Shares by:	Call 1-800-690-6903
April 2, 2020
Control Number:
0123456789012345

This email represents the following share(s):

Dear Stockholder:

On behalf of KBS Real Estate Investment Trust II (the “REIT”), I am writing to inform you that our Annual Meeting of Stockholders has been adjourned in order to secure the necessary votes needed to pass certain proposals. We need a majority of favorable votes to pass these proposals. To avoid the cost and time of additional solicitations we are requesting your vote today.

The REIT’s board of directors believes all proposals are in the best interests of stockholders. Your vote “FOR” the proposals is requested. If you have any questions, or need assistance in voting, please feel free to call our proxy help line at (844) 858-7384.

Sincerely,

Charles J. Schreiber Jr.

CEO, KBS Real Estate Investment Trust II

Important Materials: Proxy Statement and 10-K Summary of Charter Amendment Proposals Privacy Notice

For holders as of December 6, 2019

a. Why Should I Vote? Make your voice heard on critical issues. The outcome of the vote can affect the future of your investment.

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